UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2010
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
16760 SW Upper Boones Ferry Rd. Ste 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) Effective February 10, 2010, the board of directors (the “Board”) of Pixelworks, Inc., an Oregon corporation (the “Company”), pursuant to the authority granted by the By-laws of the Company, increased the number of authorized members of the Board from six to seven and appointed Richard L. Sanquini to fill the vacancy created by the increase. The Board has not yet determined on which committees Mr. Sanquini will serve, if any. Mr. Sanquini’s initial term will end at our 2010 Annual Meeting. We anticipate that Mr. Sanquini will be nominated by the Board for re-election by the Company’s shareholders at the 2010 Annual Meeting.
     Mr. Sanquini, 75, is a consultant to the semiconductor industry and has served on the Board of Directors of Synaptics Incorporated, a publicly-held developer and supplier of custom-designed human interface solutions, since 1994 and currently serves as the Lead Director of that Board. Mr. Sanquini also serves as a director on the Board of Directors of ZiLOG, Inc., a publicly-held fabless semiconductor supplier of microprocessors and microcontrollers. Additionally he serves as Chairman of SiPort Corporation and on the Board of Directors of two other private companies, LitePoint Corp. and R2 Semiconductor Inc. Mr. Sanquini also served as the former Chairman of the Board of PortalPlayer, Inc., a publicly-held, fabless chip manufacturer from November 2002 until it was acquired by NVIDIA Corporation in 2007 and on the Board of Directors of Silicon Image, Inc., a publicly-held provider of semiconductor and intellectual property solutions, during 2005. Previously and until his retirement, Mr. Sanquini worked for National Semiconductor Corporation for 20 years, where he managed key business units, including microprocessors and microcontrollers, served as Chief Technology Officer, managed business development and intellectual property protection, and was Chairman of the Board for two China joint ventures. Prior to this, he served in various executive positions at RCA. Mr. Sanquini holds a Bachelor of Science degree in Electrical Engineering from the Milwaukee School of Engineering, Wisconsin.
     Our non-employee directors are eligible for certain compensation benefits, as set forth in the Summary of Pixelworks Non-Employee Director Compensation, previously filed on May 7, 2009 with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q. On the date of his appointment, as a new director of the Company, Mr. Sanquini was granted a stock option to purchase 10,000 shares of common stock. The exercise price of such option is equal to the closing price of the Company’s common stock on February 10, 2010, the date of grant. Mr. Sanquini will also receive an annual retainer of $27,000 for his service on the Board.
     There are no arrangements or understandings between Mr. Sanquini and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Sanquini or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC. (Registrant)

	By	/s/ Steven L. Moore
Date: February 12, 2010		Steven L. Moore
Vice President, Chief Financial Officer, Secretary and Treasurer